Exhibit (c)(1)

Presentation to

Green

Special Committee of the Board of Directors

March 18, 2003

Special Committee of the Board

Presentation to Green

Table of Contents

1. Introduction

2. Update on Green

3. Strategic Alternatives

4. Blue Proposal

5. Process Considerations Appendix

Introduction

Introduction

? In today’s presentation, Merrill Lynch will discuss with the Special Committee our preliminary views regarding a proposal by Welsh, Carson, Anderson & Stowe (“Blue”) to acquire all of the publicly-held shares of the Company (“Green”)

? Since our first meeting, Merrill Lynch has:

? Met in person and held several conference calls with members of Green’s senior management and Blue

? Conducted preliminary business and financial due diligence

? Performed a preliminary valuation analysis of Green, based on management’s financial projections

? Further explored the terms of the proposed transaction with Blue

? Analyzed a variety of strategic alternatives, including the proposed transaction with Blue, the Company could choose to pursue

Update on Green

Update on Green

Strategy and Objectives

Summary

Continue to grow the nation’s leading and largest healthcare network devoted to cancer treatment and research

Restructured to better align strategic vision with core competencies

Strengthens position to ride industry trends: outpatient migration, pharmaceutical utilization, survival rates, age and population demographics

Creates transparency of operations and reported results

Two-pronged business approach

Service line model: provide selected services to non-network and converted practices under service-specific contracts and fee schedules

PPM model: provide all services to network practices under one contract, fee based on overall performance

Further restructuring: active shift to earnings model from net revenue model

?Reduce cost volatility and drive profitability

Conversion nearly complete with 75% of revenue derived from non-revenue model practices ?

Ahead of schedule and with fewer than expected charges realized ?

Minimizes impact from potential reimbursement risk

Though execution risk remains, Green is positioning itself to capture substantial growth and market share, bolstering its status as the premier cancer care services entity

Update on Green

Assessment of Key Risks

Reimbursement: Moderate risk

Risk of price reduction

CMS’ August 2002 reimbursement proposal calls for a new approach and source for deriving AWP

This change may result in a significant reduction of expected APC reimbursement in 2003 relative to 2002

Growing potential for a “balanced approach” to reimbursement changes should legislation pass

Representative Stark recently introduced legislation to address “chemotherapy concession” while attempting to increase Medicare payments for service component

President Bush’s proposal signaled acknowledgement of the need to adjust physician compensation if pharmaceutical reimbursement is changed

CMS Administrator Tom Scully has stated the desire to adjust both physician and AWP-based reimbursement

HMOs are attempting to influence policy to reduce medical expense impact

Transition: Moderate risk

Execution risk amidst two fairly simultaneous business shifts (earnings model, service line strategy)

Diversion of management’s time and focus

Strain on physician relations

Volatility of earnings Substantial market confusion

Extraordinary charges

Two initiatives within a short timespan

Risks of pharmaceutical price reduction and of business model shifts create overhang on Company prospects that Green is actively attempting to address

Source: News articles and Wall Street research.

Update on Green

Wall Street Research Perspective

Summary

EPS Estimate

Firm/Analyst Date Rating 2003 2004 Price Target Comments

Raymond James Michael Baker 2/28/03 Market- Perform $0.68 $0.75 NA We reiterate our Market Perform rating as the restructuring process is still underway with management continuing to work toward transitioning the business model. Additionally, there is an increased focus on oncology drug reimbursement by both the private and public sectors, which could result in declining margins and adversely impact our EPS outlook.

UBS Warburg Howard Capek 2/28/03 Buy 2 $0.66 $0.76 $13.00 We believe that despite the lack of clear visibility as to the exact timing of transitions, which could introduce some fluctuation in quarterly performance over the near-term, we believe in the backdrop of Green’s market position, financial flexibility and industry fundamentals, revenue and EPS momentum should gain additional traction through ‘03. Given current valuation, we reiterate our Buy 2 rating.

Wachovia Securities William Bonello 2/3/03 Market- Perform $0.69 NA NA We believe the Bush proposal is neutral to modestly positive for Green. For the first time ever, the budget proposes reimbursing providers appropriately for the cost of administering drugs.

Banc of America Todd Richter 11/13/02 Market- Perform $0.67 NA NA We increased our 2003 EPS estimate to $0.67 from $0.60 to reflect 1) same-unit growth in the company’s EBIT model, 2) a physician shift away from the revenue model to the earnings model and 3) modest revenue growth from the service model.

Average $0.68 $0.76 $13.00

Only five analysts cover Green. They are neutral to positive on the Company’s progress, but some express concern about the transition and about reimbursement changes

% Change to Current (T) From

Sector Current (T) T-1 High Low Average T-1 High Low Average

Green $7.43 $8.20 $10.05 $6.52 $8.37 (9.4%) (26.1%) 13.9% (11.2%)

Surgical Centers 16.89 21.24 27.61 14.33 21.08 (20.5%) (38.8%) 17.9% (19.9%)

PPM 18.57 33.37 38.31 18.25 25.76 (44.4%) (51.5%) 1.8% (27.9%)

Update on Green

Indexed Price Performance

Last Twelve Months

150% 125% 100% 75% 50%

25% 3/14/02

5/13/02 7/13/02 9/12/02 11/12/02 1/12/03 3/14/03

Although modestly down for the year, Green has outperformed many sectors and broader market indices.

Note: Surgical Centers include Amsurg, MedCath and United Surgical Partners. PPMs include Orthodontic Centers of America and Pediatrix.

Update on Green

Historical Forward P/E

Last Five Years

% Change to Current (T) From

Sector Current (T) T-5 High Low Average T-5 High Low Average

Green 10.9x 24.1x 24.9x 5.5x 13.1x (54.7%) (56.3%) 97.3% (17.0%)

Surgical Centers 16.6 27.7 51.1 5.9 22.4 (40.0%) (67.5%) 179.6% (26.0%)

PPM 7.1 25.3 29.1 7.0 16.0 (72.0%) (75.6%) 2.0% (55.5%)

60.0x 50.0x 40.0x 30.0x 20.0x 10.0x

0.0x 3/14/98

3/14/99 3/13/00 3/13/01 3/13/02 3/14/03

Green’s forward P/E multiple has historically lagged most healthcare services P/E multiples and is currently 17.0% below its five year average.

Note: Surgical Centers include Amsurg, MedCath and United Surgical Partners. PPMs include Orthodontic Centers of America and Pediatrix.

Update on Green

Historical Market Capitalization/ Trailing EBITDA(1)

Last 5 Years

% Change to Current

High Low Average High Low Average

5 Years 23.6x 3.4x 7.5x (80.1%) 38.3% (37.2%)

2 Years 7.2 3.4 5.6 (34.8%) 37.6% (15.4%)

1 Year 6.8 4.3 5.4 (31.1%) 8.7% (12.8%)

6 Months 5.5 4.3 5.0 (14.7%) 8.4% (6.4%)

1 Month 5.0 4.3 4.7 (5.8%) 8.4% (0.6%)

Current 4.7 4.7 4.7 — — —

30.0x

25.0x

20.0x

15.0x

10.0x

5.0x

0.0x

3/14/98

Blue Offer: 5.9x(2)

3/14/99 3/13/00 3/13/01 3/13/02 3/14/03

Last 2 Years

10.0x

8.0x

6.0x Blue Offer: 5.9x(2)

4.0x

2.0x

0.0x

3/14/01 9/12/01 3/14/02 9/12/02 3/14/03

The transaction proposed by Blue represents 5.9x trailing EBITDA, versus a current market capitalization of 4.7x; the average during the past two years is 5.6x

(1) Market capitalization equal to fully-diluted market value of equity + debt + preferred stock + minority interest—cash and equivalents. (2) Represents approximate midpoint of Blue’s proposed range ($9.50).

Update on Green

Multiples of Select Public Comparable Companies

2003 P/E

25.0x Physician Practice Management Surgical Centers With Blue Offer

Mean: 7.1x Mean: 16.6x

19.6x

20.0x 17.5x

13.9x

15.0x 12.6x

3.0x

8.9x

10.0x

5.2x

5.0x 10.9x

0.0x

Pediatrix Medical Orthodontic Centers of America United Surgical Partners Amsurg MedCath Green

2004 P/E

Physician Practice Management Surgical Centers

20.0x With Blue Offer

Mean: 6.2x Mean: 13.4x

15.3x 0

14.4x 0

15.0x

12.3x

10.5x 0

2.7x

10.0x 7.8x

0

0

5.0x 4.6x

9.6x

0.0x

Pediatrix Medical Orthodontic Centers of America United Surgical Partners Amsurg MedCath Green

There are no true comparable companies for Green; among related sectors physician companies trade at lower P/E multiples, while surgical centers trade at a premium

Note: EPS estimates from First Call as of March 14, 2003. Prices as of March 14, 2003.

Market Cap/2003 EBITDA

Physician Practice Management Surgical Centers

10.0x With Blue Offer

Mean: 4.2x Mean: 5.1x

8.0x 7.1x 0

5.8x

6.0x 5.1x 0 4.5x

0 1.2x

3.3x

3.8x 0

4.0x 0

4.6x

2.0x

0.0x

Pediatrix Medical Orthodontic Centers of America United Surgical Partners Amsurg MedCath Green

Update on Green

Multiples of Select Public Comparable Companies (Continued)

Market Cap/2002 EBITDA

Physician Practice Management Surgical Centers With Blue Offer

10.0x

Mean: 4.7x 8.5x 0 Mean: 6.1x

8.0x

5.7x 5.6x 5.9x

0 0

6.0x

3.8x 4.4x 0 1.2x

0

4.0x

4.7x

2.0x

0.0x

Pediatrix Medical Orthodontic Centers of America United Surgical Partners Amsurg MedCath Green

As a multiple of EBITDA, Green trades in line with physician companies and surgical centers

Note: Based on diluted shares outstanding using the treasury stock method as of March 14, 2003. Market Capitalization = Market Value + Debt + Preferred Stock + Minority Interest—Cash. EBITDA estimates based on Merrill Lynch and Wall Street research.

Update on Green

Price and Volume Analysis

Last Twelve Months

Percent of Volume That Traded in Stock Price Range

Shares Traded

(in 000s)

40,000 Float 72.7m

35,000 Total Volume 108.2m

30,000 Turnover 1.5x

25,000

20,000

15,000

10,000

5,000 0.2% 14.7% 9.2% 22.9% 33.9% 12.6% 6.6%

0

$6.50-$7.00 $7.00-$7.50 $7.50-$8.00 $8.00-$8.50 $8.50-$9.00 $9.00-$9.50 $9.50-$10.00

Percent of Volume That Traded Below Stock Price Range

Shares Traded

(in 000s)

120,000

100,000

80,000

60,000

40,000

20,000

0 0.2% 14.9% 24.1% 47.0% 80.8% 93.4% 100.0%

$7.00 $7.50 $8.00 $8.50 $9.00 $9.50 $10.00

Approximately 108 million shares (representing a low turnover rate of 1.5x) have traded during the past year between $6.50 and $10.00; 93% of those trades occurred below $9.50

Note: As of March 14, 2003.

Update on Green

Detailed Shareholder Profile

Shares in Millions

Institutional Ownership	Basic	% Held of Shares Basic	% Held of Shares Diluted
Dimensional Fund Advisors	6.002	6.7%	5.5%
Heartland Advisors	3.500	3.9%	3.2%
LSV Asset Management	3.345	3.7%	3.0%
Barclays Bank	2.834	3.2%	2.6%
AXA Financial	2.510	2.8%	2.3%
PAR Capital Management	2.225	2.5%	2.0%
Vanguard Group	1.936	2.2%	1.8%
Bank of America Corporation	1.503	1.7%	1.4%
Investment Counselors	1.132	1.3%	1.0%
Deutsche Bank Aktiengesellschaft	1.116	1.2%	1.0%
Whitney Holdings	1.085	1.2%	1.0%
State Street Corporation	1.062	1.2%	1.0%
Mellon Bank	0.848	0.9%	0.8%
High Rock Capital	0.846	0.9%	0.8%
Northern Trust	0.652	0.7%	0.6%
California Public Empl. Ret. System	0.639	0.7%	0.6%
Aronson + Johnson + Ortiz	0.597	0.7%	0.5%
Royce & Associates	0.565	0.6%	0.5%
Principal Financial Group	0.542	0.6%	0.5%
College Retire Equities	0.531	0.6%	0.5%
Subtotal	**33.467**	**37.3%**	**30.5%**
Other Institutional Investors	13.443	15.0%	12.2%
Total Institutional Investors	**46.910**	**52.2%**	**42.7%**

Insider Ownership	Basic	To Be Issued[1]	% Held of Shares Basic	% Held of Shares Diluted
Blue[2]	13.387	0.000	14.9%	12.2%
FW Physicians (J. Taylor Crandall)	3.684	0.061	4.1%	3.4%
Significant Insiders	**17.071**	**0.061**	**19.0%**	**15.6%**
R. Dale Ross	0.000	2.698	0.0%	2.5%
Joseph S. Bailes, M.D.	0.107	0.770	0.1%	0.8%
Bruce D. Broussard	0.005	0.300	0.0%	0.3%
Atul Dhir, M.B; B.S., D. Phil.	0.000	0.250	0.0%	0.2%
Leo E. Sands	0.000	0.654	0.0%	0.6%
Other Employees/Directors	0.282	11.563	0.3%	10.8%
Total Insiders	**17.465**	**16.296**	**19.5%**	**30.8%**
Retail[3]	**25.419**	**3.695**	**28.3%**	**26.5%**
Total Shares	**89.795**	**19.991**	**100.0%**	**100.0%**



Retail
26.5%
42.7%
Institutional Investors
15.2%
Employees/ Directors
3.4%
12.2%
FW Physicians
Blue

Source: Preliminary 2002 10K, CDA/Spectrum as of March 1, 2003 and proxy dated May 9, 2002.
(1) *Includes options and physician shares.*
(2) *Includes shares owned by Blue, Russell L. Carson and Patrick J. Welsh.*
(3) *Employee and physician shares are included in retail.*

11

Update on Green

Institutional Momentum

Top 10 Institutional Holders Today

Shares Held as of the Fiscal Quarter Ended (in Millions)

Rank Institution 12/31/00 3/31/01 6/30/01 9/30/01 12/31/01 3/31/02 6/30/02 9/30/02 12/31/02 12/00 to 12/02 Percent Change

1 DIMENSIONAL FD ADVISORS, INC. 6.1 6.1 6.2 6.2 6.2 6.3 6.3 6.0 6.0 (1.4%)

2 HEARTLAND ADVR INC. 5.0 4.6 4.4 4.3 5.9 5.8 5.4 4.6 3.5 (29.6%)

3 LSV ASSET MANAGEMENT 0.5 1.1 1.5 1.6 1.6 2.3 2.5 2.9 3.3 612.1%

4 BARCLAYS BANK PLC 0.7 1.8 2.0 2.3 2.5 2.8 3.3 3.1 2.8 300.0%

5 AXA FINANCIAL, INC. 0.1 0.1 1.2 3.4 1.9 1.7 1.8 2.1 2.5 1,922.5%

6 PAR CAPITAL MANAGEMENT, INC. 0.7 0.7 0.8 1.1 2.0 2.0 2.0 2.2 2.2 226.1%

7 VANGUARD GROUP, INC. 1.0 1.2 1.4 1.6 1.6 1.9 2.2 2.1 1.9 87.9%

8 BANK OF AMERICA CORPORATION 1.5 1.6 2.0 2.2 2.1 1.6 1.6 1.5 1.5 1.3%

9 WHITNEY ASSET MANAGEMENT LLC 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 1.3 NA

10 INVESTMENT COUNSELORS MD, INC. 0.7 0.8 1.0 1.1 1.1 1.1 1.1 1.1 1.1 56.6%

Aggregate Ownership—# 16.3 18.1 20.5 24.0 25.0 25.6 26.3 25.7 26.3

Change from Prior Quarter—% 5.3% 11.1% 13.3% 17.2% 4.2% 2.2% 2.8% (2.1%) 2.1%

Aggregate Ownership—% 17.3% 19.2% 21.6% 25.3% 26.9% 26.9% 28.8% 28.8% 29.3%

Volume Weighted Average Price During Quarter $5.35 $9.04 $8.47 $8.09 $5.48 $8.38 $9.08 $7.93 $8.55

Over the past two years, the Top 10 current institutional holders have increased their positions substantially, adding a net of 10 million shares (61% above 12/00 levels); in the past two quarters, however half have reduced their ownership—recent sales appear to have occurred in the $8.00—$9.00 range

Source: Historical Spectrum Run as of March 1, 2003.

Strategic

Alternatives

Strategic Alternatives

Shareholder Perspective on Key Alternatives

Rationale Issues

Financial outlook is positive No control premium

Adequate capital Execution challenges

Await return of public market valuations Reimbursement risk

Status Quo Physician relations – no transaction to explain Potential capital constraints

Physician relationships could deteriorate

Continued shareholder exposure to public market risk

Stock Combination with Strategic Partner May receive control premium Long list of low probability buyers

Potential for synergistic combination ? Aversion to physician business

Potential to participate in continued upside Risk of process damaging company

Continued shareholder exposure to public market risk

Typically receive control premium Long list of low probability buyers

Potential to capture synergies ? Aversion to physician business

Strategic Alternatives Sale for Cash to Strategic Partner Ends shareholder downside risk Risk of process damaging company

Cash sale caps shareholder upside

Typically receive control premium Cash sale caps shareholder upside

Leveraged Buyout Appears feasible from a financing and equity return perspective Some financing risk

Process must be designed appropriately

Ends shareholder downside risk

Provides premium for some shares More difficult to finance than LBO

Leveraged Recapitalization Accretive to EPS and growth Leverage reduces operational flexibility

Exposes public market investors to leverage risk

Strategic Alternatives

Green Standalone Financial Projection Assumptions

Key Assumptions

? Valuation analysis based on 2003 budget and financial projections provided by management (Downside Case provided by Blue)

? Financial statements projected through 2011

? Projections for the base business apply growth rates and margins to forecast revenue and EBITDA by service line

? Projections for new expansion in Oncology Pharmaceutical Management and Outpatient Cancer Center Operations built up from base assumptions

Unit level P&L for years 1 through 10 for each new addition

Capital expenditures per new addition

Number of centers/doctors added per year

? Maintenance capital expenditures based on historical levels and vary with revenue

? Depreciation assumed to be straight line with 40% of CAPEX allocated to 5 year assets, 40% allocated to 7 year assets, 15% allocated to 10 year assets, and 5% allocated to 31.5 year assets

? We factor in tax effects of restructuring charges based on estimates provided by Green management

? Significant additional cash flow generated by projected changes in deferred tax account

Strategic Alternatives

Summary Green Standalone Financial Projections

Management Case (Dollars in Millions, Except Per Share Data)

Historical FYE December 31, Projected Fiscal Year Ending December 31, 2002-2007

2000 2001 2002 2003 2004 2005 2006 2007 CAGR

Summary Income Statement

Revenue $1,333.1 $1,515.9 $1,651.3 $1,801.7 $1,985.2 $2,176.7 $2,376.0 $2,591.4 9.4%

% Growth 13.7% 8.9% 9.1% 10.2% 9.6% 9.2% 9.1%

EBITDA 178.7 175.0 189.3 210.6 234.7 256.4 277.6 299.3 9.6%

% Margin 13.4% 11.5% 11.5% 11.7% 11.8% 11.8% 11.7% 11.5%

EBIT 103.6 103.1 117.4 134.7 146.1 154.6 162.1 169.2 7.6%

% Margin 7.8% 6.8% 7.1% 7.5% 7.4% 7.1% 6.8% 6.5%

Net Income (1) 47.6 50.0 58.1 70.3 78.6 86.8 95.5 104.8 12.5%

% Margin 3.6% 3.3% 3.5% 3.9% 4.0% 4.0% 4.0% 4.0%

EPS $0.47 $0.50 $0.59 $0.76 $0.87 $0.96 $1.05 $1.14 14.0%

% Growth 5.2% 19.5% 28.4% 14.2% 10.1% 9.6% 8.6%

Selected Cash Flow Items

Depreciation & Amortization $75.1 $71.9 $71.9 $75.9 $88.6 $101.8 $115.6 $130.0

Change in Net Working Capital 38.5 75.7 3.9 (10.3) (12.5) (13.1) (13.3) (14.2)

Capital Expenditures 83.1 64.7 60.3 93.1 82.2 85.9 89.8 94.0

(1) Net income adjusted for restructuring charges.

Strategic Alternatives

Comparison of Financial Projections

(Dollars in Millions, Except Per Share Data)

		Projected Fiscal Year Ending December 31,				
		2003	2004	2005	2006	2007
Rating Agency Presentation (January 16, 2003)	Revenue	$1,788.0	$1,970.2	$2,160.4	$2,358.3	$2,572.2
	% Growth		*10.2%*	*9.7%*	*9.2%*	*9.1%*
	EBITDA	210.5	234.5	256.0	277.1	298.6
	% Margin	*11.8%*	*11.9%*	*11.8%*	*11.7%*	*11.6%*
Management Base Projections (March 14, 2003)	Revenue	$1,801.7	$1,985.2	$2,176.7	$2,376.0	$2,591.4
	% Growth		*10.2%*	*9.6%*	*9.2%*	*9.1%*
	EBITDA	210.6	234.7	256.4	277.6	299.3
	% Margin	*11.7%*	*11.8%*	*11.8%*	*11.7%*	*11.5%*
	Earnings/Share	$0.76	$0.87	$0.96	$1.05	$1.14
	% Growth		*14.2%*	*10.1%*	*9.6%*	*8.6%*
Blue Downside Projections (March 14, 2003)	Revenue	$1,774.9	$1,617.2	$1,644.1	$1,686.5	$1,739.3
	% Growth		*(8.9%)*	*1.7%*	*2.6%*	*3.1%*
	EBITDA	208.0	164.3	170.2	175.5	181.1
	% Margin	*11.7%*	*10.2%*	*10.3%*	*10.4%*	*10.4%*
	Earnings/Share	$0.76	$0.49	$0.53	$0.58	$0.63
	% Growth		*(35.5%)*	*8.9%*	*9.2%*	*8.0%*
First Call Estimates (1) (March 14, 2003)	Earnings/Share	$0.68	$0.77	$0.89	$1.02	$1.17
	% Growth		*13.2%*	*15.0%*	*15.0%*	*15.0%*

(1) *For years beyond 2004, First Call long-term growth rate of 15% applied to calculate EPS.*

16

Strategic Alternatives

Summary Valuation(1)

Dollars per Share(1) Based on Actual Historical and Wall Street Estimates Based on Management Projections(4)

$16.00 $10.05 $6.20 $11.25 $7.25 $8.75 $6.00 $10.50 $8.25 $14.00 $9.50 $9.75 $6.75 $10.75 $7.50 $7.75 $8.75 $12.25 $5.75 $9.50 $7.50 Blue Offer: $9.50 Current: $7.43

$14.00

$12.00

$10.00

$8.00

$6.00

$4.00

$2.00

$0.00

Trading History Public Comparables Premiums Paid(2) Discounted Cash Flow(3) LBO Value

52-Week

High / Low Based on FY2002E EBITDA of $189.3 mm

Multiple: 4.5x—6.5x Based on FY2003E EPS of $0.68

P/E Multiple: 9.0x -13.0x Precedent Transactions

Final Offer as a Premium to Price 1 Day Prior ($7.43):

10% -40% Discount Rate:

12.0%—14.0%

Terminal Value:

4.5x—6.5x

2007 EBITDA Discount Rate:

12.0%—14.0%

Perpetual Growth 3.0%—4.0% 20%—30%

5 Year IRR

4.25x Debt/LTM EBITDA

2007 Exit @ 4.5x—6.5x 2007 EBITDA

Management Base Case Blue Downside Case

(1) Diluted equity value per share as of 3/31/03 calculated using net debt of $183.0 mm and diluted shares outstanding of 93.6 mm.

(2) Shown relative to Green closing stock price of $7.43 on March 14, 2003.

(3) Discounted to 3/31/03.

(4) “Management Base Case” figures provided by Green Management; “Downside Case” figures provided by Blue.

Strategic Alternatives

Relative Value Comparison

Illustrative Share Value (1)

Leveraged Recapitalization Scenarios

$12.00

$10.20

$10.00 $9.57 $9.66 $9.65

$8.42 $9.30

$9.60

$8.00 $7.43

$8.89

$6.87

$6.00 $7.43

$6.11

$4.72

$4.00

$2.00

$0.00

Current Stock Price Status Quo Scenario 1 (2) Scenario 2 (3) Sale or Merger with Strategic Buyer (4) LBO by Blue

Blue Downside Case Street Estimates Management Base Case

(1) Status quo and leveraged recapitalization share value calculated on weighted average of pro forma share price and purchase price of shares bought back. Pro forma share price calculated using 2004 P/E multiple of 9.6x (2004 EPS of $0.77 from First Call).

(2) Assumes solicitation of consent from current bondholders to incur $125 mm incremental indebtedness. New debt plus existing cash used to repurchase $200 mm of stock at 15% premium.

(3) Assumes new capital structure at 3.5x net debt/2002 EBITDA. $400mm used to repurchase shares. Assumes share buyback at 25% premium.

(4) Assumes 30% premium to current share price of $7.43.

Blue Proposal

Blue Proposal

Summary of Key Terms

Proposed Transaction: ? Pursuant to a non-binding Letter of Intent (“LOI”) dated February 7, 2003, Blue proposed to enter into a transaction whereby Blue would acquire all of the publicly held shares of Green it does not already own for a cash price ranging between $9.30 and $9.65 per share

25.2%—29.9% premium to February 6, and March 14, 2003 closing prices, each being $7.43 per share

$9.50/share represents Green enterprise value of $1.1 billion (5.9x 2002 EBITDA) Sponsor Equity Investment: ? Approximately $330—$400 million by Blue (and potentially other parties)

80% Preferred; 7% PIK coupon

20% Common

Management to be offered opportunity to own approximately 17% via both time and performance based restricted stock and via direct cash investment

Restricted stock component all common

Direct cash investment by management in same proportion as Blue (80% Preferred / 20% Common)

Assumed Debt Financing: ? Approximately $820 million total

350 to $450 million New Bank Debt

370 to $470 million High Yield Debt

Exclusivity/Confidentiality: ? 45 day window from February 7, 2003 in which Blue has opportunity to negotiate proposed transaction on an exclusive basis

Public disclosure of Blue interest “…would in all likelihood cause Blue to terminate its interest in the Company.” Termination/Break-Up Fee: ? “Drop Dead Date” of September 30, 2003

(From Draft Merger Agreement)

Superior Proposal out for Green, subject to Blue’s ability to match

Break-Up fee proposed of $25 million + reimbursement of expenses up to $5 million Other Terms: ? Material adverse change out for Blue

(From Draft Merger Agreement)

Financing out for Blue

(1) LTM period ending 3/31/03.

Blue Proposal

Illustrative Transaction Summary

Transaction Value ($mm, Except Per Share)

Fully Diluted Shares Outstanding (mm)	96.4
Current Stock Price on 03/14/03	$7.43
Purchase Price Per Share	$9.50
Premium to Current Stock Price	*27.9%*
	Amount
Purchase Price of Equity	$915.4
Transaction Costs	67.6
Net Debt	183.0
Transaction Value	**$1,166.0**

Leverage and Coverage

	PF2002	PF2003	2004
EBITDA/Interest Expense	2.9x	3.2x	3.7x
Senior Debt/EBITDA	2.1	1.7	1.1
Total Debt/EBITDA	4.3	3.7	2.9
Adjusted Debt/EBITDAR [1]	5.3	4.7	4.0
	Year 4	**Year 5**	**Year 6**
% of Senior Debt Paydown	70.0%	87.5%	100.0%
% of Total Debt Paydown	34.1%	42.7%	48.8%

Transaction Sources & Uses of Funds

		Financing Rate	Amount ($mm)	%
Sources	Revolver	4.8%	$--	--%
	Term Loan A	4.8%	100.0	7.9%
	Term Loan B	5.3%	300.0	23.6%
	Senior Sub.	10.8%	420.0	33.1%
	Excess Cash	n/a	89.7	7.1%
	Management Preferred	7.0%	21.4	1.7%
	Sponsor Preferred	7.0%	267.1	21.0%
	Management Equity	n/a	5.4	0.4%
	Sponsor Equity	n/a	66.8	5.3%
	Total Sources		**$1,270.4**	**100.0%**
Uses	Share Repurchase		$915.4	
	Fees & Expenses		67.6	
	Refinanced Debt		287.4	
	Total Uses		**$1,270.4**	

Implied Transaction Multiples

	Amount ($mm)	Multiple
TV/2002 EBITDA	$189.3	6.2x
TV/2003 EBITDA	210.6	5.5x
TV/2002 Revenue	1,651.3	0.71x
TV/2003 Revenue	1,801.7	0.65x

(1) Assumes 8x rents.

21

Blue Proposal

Summary of Equity Returns—Management Base Case

Purchase Price 2005 2006 2007 2008 2009

Exit Multiple: 4.5x LTM EBITDA $9.50 18.6% 22.5% 23.5% 23.1% 22.4%

10.00 13.2% 18.4% 20.2% 20.3% 20.0%

11.00 4.9% 11.9% 14.9% 15.9% 16.2%

Purchase Price 2005 2006 2007 2008 2009

Exit Multiple: 5.5x LTM EBITDA $9.50 34.0% 32.0% 29.9% 27.8% 26.0%

10.00 27.8% 27.5% 26.4% 24.9% 23.6%

11.00 18.3% 20.4% 20.8% 20.3% 19.7%

Purchase Price 2005 2006 2007 2008 2009

Exit Multiple: 6.5x LTM EBITDA $9.50 46.8% 39.9% 35.4% 31.8% 29.2%

10.00 39.9% 35.1% 31.7% 28.8% 26.6%

11.00 29.4% 27.5% 25.7% 24.0% 22.6%

Blue Proposal

Summary of Equity Returns—Blue Downside Case

Purchase Price 2005 2006 2007 2008 2009

Exit Multiple: 4.5x LTM EBITDA $9.50 (9.3%) 3.0% 8.7% 10.9% 12.0%

10.00 (13.1%) (0.3%) 5.8% 8.4% 9.9%

11.00 (19.0%) (5.5%) 1.3% 4.6% 6.5%

Purchase Price 2005 2006 2007 2008 2009

Exit Multiple: 5.5x LTM EBITDA $9.50 6.7% 12.6% 15.0% 15.4% 15.4%

10.00 1.9% 8.9% 11.9% 12.9% 13.2%

11.00 (5.4%) 2.9% 7.0% 8.7% 9.7%

Purchase Price 2005 2006 2007 2008 2009

Exit Multiple: 6.5x LTM EBITDA $9.50 19.3% 20.4% 20.2% 19.3% 18.3%

10.00 13.8% 16.3% 17.0% 16.6% 16.1%

11.00 5.4% 9.8% 11.8% 12.3% 12.4%

Process Considerations

Process Considerations

Key Considerations

? Key considerations for maximizing shareholder value

? Status quo is a viable alternative, albeit involving risks

– Management has confidence in business plan and capital structure is appropriate

– On the other hand, business model transition and potential reimbursement changes present risks

? Sale to a strategic buyer could generate significant value, but the long list of low probability buyers creates risk from running such a process and low confidence in a successful outcome

? Blue is a credible financial buyer, with deep knowledge of the company and of financing markets, and has offered a 25.8% to 29.9% premium to the current stock price

Process Considerations

Key Process Considerations

? Exclusivity Period – Blue requested 45 days

? No Shop – Blue proposes preventing the Company from initiating contact with other buyers

? Fiduciary Out – Permits a “market check” by allowing the Company to respond to contacts initiated by other potential buyers; allows Board to change its recommendation to stockholders and terminate agreement to accept a superior proposal, subject to payment of termination fee and expenses

? Termination Fee – Blue proposes $25 million + $5 million expenses (3.3% of offer value

@ $9.50/share)

Process Considerations

Potential Responses to Blue Proposal

Alternatives for Responding to Blue Proposal:

? Accept proposal, commence diligence and contract negotiation

? Reject proposal based on price and exclusivity request; commence price negotiation

? Reject proposal based on price, exclusivity request and proposed process; commence contacting other potential buyers

? Reject proposal based on price, exclusivity request and proposed process; continue with status quo

? Consider leveraged recapitalization

Appendix

Appendix

Review of Select Comparable Companies

($in Millions, Except Per Share Data)

EBITDA(4)

Company Price 3/14/03 % of 52 Wk High Market Value (1) Market Cap (2) P/E(3) 2003 2004 P/E/G 2003 Market Cap/ 5-Yr EPS Growth Rate(3) Analyst Coverage

2002 2003

Physician Practice Management

Pediatrix Medical $27.90 57.4% $746 $675 8.9x 7.8x 0.40x 5.7x 5.1x 22% 7

Orthodontic Centers of America 9.23 31.1% 477 587 5.2 4.6 0.35 3.8 3.3 15% 6

Mean 7.1x 6.2x 0.38x 4.7x 4.2x 19%

Median 7.1 6.2 0.38 4.7 4.2 19%

Surgical Centers

United Surgical Partners $19.45 56.1% $536 $792 19.6x 15.3x 0.79x 8.5x 7.1x 25% 9

Amsurg 25.06 74.0% 525 570 17.5 14.4 0.80 5.6 4.5 22% 10

MedCath 6.16 28.8% 111 343 12.6 10.5 0.63 4.4 3.8 20% 5

Mean 16.6x 13.4x 0.74x 6.1x 5.1x 22%

Median 17.5 14.4 0.79 5.6 4.5 22%

Green $7.43 73.9% $703 $895 10.9x 9.6x 0.73x 4.7x 4.6x 15% 5

(1) Based on diluted shares outstanding using the treasury stock method.

(2) Market Capitalization = Market Value + Debt + Preferred Stock + Minority Interest—Cash. (3) EPS estimates and growth rate estimates from First Call as of March 14, 2003.

(4) EBITDA estimates based on Merrill Lynch and Wall Street research.

Appendix

Review of Select Comparable Transactions(1)

($in Millions)

Transaction Value as a Multiple of Forward(2)

Date Announced Target Acquiror Transaction Value Revenue EBITDA EBIT

Physician Practice Management

12/14/98 Physician Reliance Network American Oncology Resources $686.6 1.73x 8.9x 10.7x

American Oncology Resources Physician Reliance Network 802.7 1.78 9.5 13.0

03/03/99 Concentra Managed Care Blue 1,164.3 1.64 11.3 12.5

02/15/01 Magella Healthcare(3) Pediatrix Medical 191.9 2.42 7.6 NA

Mean 1.89x 9.3x 12.1x

Median 1.75 9.2 12.5

Surgical Centers

03/13/98 MedCath Blue and KKR $337.4 1.76x 7.0x 13.5x

04/15/98 Columbia/HCA Healthcare HealthSouth 500.0 3.22 10.3 NA

(Ambulatory Surgery Centers)

05/06/98 National Surgery Centers HealthSouth 699.0 5.15 14.4 17.7

Mean 3.37x 10.6x 15.6x

Median 3.22 10.3 15.6

(1) Source: SDC as of March 3, 2003 unless otherwise indicated.

(2) Source: Wall Street research prior to announcement date.

(3) Source: Company filings. Multiples are as of last fiscal year results.

Appendix

Review of Premiums Paid in Select Comparable Transactions(1)

($in Millions)

% Premium

Date Announced Target Acquiror Offer Price 1 Day Prior 1 Wk Prior Avg 1 Mo. Prior Avg

Physician Practice Management

12/14/98 Physician Reliance Network American Oncology Resources $12.22 6.3% 8.6% 20.4%

American Oncology Resources Physician Reliance Network 13.00 0.0% 0.9% 9.0%

03/03/99 Concentra Managed Care Blue 16.50 41.9% 43.9% 51.7%

02/15/01 Magella Healthcare Pediatrix Medical NA NA NA NA

Mean 16.1% 17.8% 27.0%

Median 6.3% 8.6% 20.4%

Surgical Centers

03/13/98 MedCath Blue and KKR $19.00 15.2% 15.1% 21.1%

04/15/98 Columbia/HCA Healthcare(Ambulatory Surgery Centers) HealthSouth NA NA NA NA

05/06/98 National Surgery Centers HealthSouth 30.50 8.9% 8.5% 12.2%

Mean 12.0% 11.8% 16.6%

Median 12.0% 11.8% 16.6%

(1) Source: SDC as of March 3, 2003 unless otherwise indicated.

Appendix

Review of Premiums Paid by Blue in Precedent Transactions(1)

($in Millions)

% Premium

Date Announced Target Acquiror Offer Price 1 Day Prior 1 Wk Prior Avg 1 Mo. Prior Avg

09/20/93 Digital Communications Assoc DCA Holdings (Blue) $18.50 35.8% 31.8% 34.4%

12/06/94 General Computer (Revco DS) GenCC (Blue) 9.00 44.0% 42.9% 26.9%

03/13/98 MedCath Blue and KKR 19.00 15.2% 15.1% 21.1%

03/03/99 Concentra Managed Care Blue 16.50 41.9% 43.9% 51.7%

07/02/98 Centennial Cellular Blue and Blackstone 43.50 13.4% 16.7% 22.6%

10/21/98 Centennial HealthCare Blue 16.00 88.2% (2) 100.3% (2) 97.8% (2)

04/05/99 BancTec Blue 18.50 42.3% 35.9% 23.9%

11/04/02 Ebenx SHPS (Blue) 4.85 146.2% (2) 113.3% (2) 166.8% (2)

12/09/02 AmeriPath Inc Amy Acquisition (Blue) 21.25 29.2% 23.4% 31.3%

Mean 31.7% 29.9% 30.3%

Median 35.8% 31.8% 26.9%

(1) Source: SDC as of March 3, 2003 unless otherwise indicated.

(2) Excluded from summary calculations.

Appendix
Review of Termination Fees from Select Precedent Transactions[(1)]

($ in Millions)

Announce Date	Target	Acquiror	Termination Fee	Offer Value	Transaction Value	Termination Fee as % of Offer Value	Termination Fee as % of Transaction Value
06/11/96	Community Health Systems	Forstmann Little	$45.0	$1,080.0	$1,267.5	4.2%	3.6%
05/08/97	Living Centers of America	Apollo Management	20.0	809.9	1,365.1	2.5%	1.5%
06/16/97	Multicare	Genesis Eldercare	25.0	888.5	1,335.1	2.8%	1.9%
07/10/97	Kinetic Concepts Inc	Fremont Partners	30.0	851.7	739.2	3.5%	4.1%
08/07/97	Fisher Scientific	TH Lee, Chase Capital, ML and DLJ	30.0	976.1	950.6	3.1%	3.2%
12/22/97	Dynatech	Clayton Dubilier & Rice	24.5	805.6	762.9	3.0%	3.2%
01/20/98	Regal Cinemas	KKR and Hicks Muse Tate & Furst	28.0	809.9	1,365.1	3.5%	2.1%
06/19/98	XTRA	Interpool and Apollo Management	35.0	995.3	966.5	3.5%	3.6%
03/03/99	Concentra Managed Care	Welsh Carson Anderson & Stowe	25.0	956.8	1,164.3	2.6%	2.1%
06/28/99	Big Flower Holdings	TH Lee and Evercore Capital	30.0	924.5	1,792.8	3.2%	1.7%
12/28/99	Jostens	Investcorp and DB Capital Partners	19.1	855.6	1,033.5	2.2%	1.9%
08/02/00	MascoTech	Heartland and CSFB	16.0	937.1	1,910.7	1.7%	0.8%
		Mean	*$27.3*	*$907.6*	*$1,221.1*	*3.0%*	*2.5%*
		Median	*26.5*	*906.5*	*1,215.9*	*3.1%*	*2.1%*

(1) *Source: SDC as of March 15, 2003.*

31

Appendix

Weighted Average Cost of Capital

Comparable Companies Levered Beta(1) Marginal Tax Rate Debt Equity Market Value Debt to Equity Debt to Capitalization Unlevered Beta(2) Levered Return Unlevered Return(3)

Pediatrix 0.61 38.0% 2.5 704.1 0.4% 0.4% 0.61 9.3% 9.3%

Orthodontic Center of America 1.05 37.7% 121.0 471.9 25.6% 20.4% 0.91 12.6% 11.5%

Amsurg 0.25 40.0% 43.2 514.8 8.4% 7.7% 0.24 6.6% 6.6%

United Surgical Partners 0.41 36.0% 303.6 525.9 57.7% 36.6% 0.30 7.8% 7.0%

Medcath 0.92 40.0% 341.6 111.0 307.9% 75.5% 0.32 11.6% 7.2%

Average 0.65 38.3% 80.0% 28.1% 0.47 9.6% 8.3%

USON 1.180 38.0% 297.7 694.6 42.9% 30.0% 0.93 13.5% 11.7%

Macroeconomic Assumptions

Risk Free Rate 4.8%

Large Cap Risk Premium(4) 7.4%

Mid Cap Risk Premium(4) 1.4%

Estimated Market Return 13.6%

Capital Structure

Debt to Capitalization Equity to Capitalization

10.0% 90.0%

20.0% 80.0%

30.0% 70.0%

40.0% 60.0%

50.0% 50.0%

Levered Cost of Equity(5) Unlevered Beta’s

Debt/Cap 0.83 0.88 0.93 0.98 1.03

10.0% 12.6% 13.1% 13.6% 14.0% 14.5%

20.0% 13.2% 13.8% 14.3% 14.8% 15.3%

30.0% 14.1% 14.6% 15.2% 15.7% 16.3%

40.0% 15.1% 15.8% 16.4% 17.0% 17.6%

50.0% 16.7% 17.4% 18.1% 18.8% 19.5%

WACC(6)Unlevered Beta’s

Cost of Debt Debt/Cap 0.83 0.88 0.93 0.98 1.03

7.0% 10.0% 11.8% 12.2% 12.6% 13.1% 13.5%

8.0% 20.0% 11.6% 12.0% 12.4% 12.8% 13.2%

9.0% 30.0% 11.5% 11.9% 12.3% 12.7% 13.1%

10.0% 40.0% 11.6% 11.9% 12.3% 12.7% 13.1%

11.0% 50.0% 11.7% 12.1% 12.5% 12.8% 13.2%

(1) Adjusted betas. Source: Bloomberg adjusted monthly Beta from 6/30/95.

(2) Unlevered Beta = (Levered Beta/(1 + (1—Tax Rate) * Debt/Equity)). Assumes beta of debt equals zero.

(3) Unlevered Return = (Estimated Future Risk Free Rate + (Unlevered Beta * Risk Premium)).

(4) Source: Ibbotson Associates.

(5) Levered Cost of Equity = (Estimated Future Risk Free Rate + (Levered Beta * Risk Premium)).

(6) WACC = ((Net Debt/Capitalization * (Cost of Debt * (1- Tax Rate))) + (Equity/Capitalization * Levered Cost of Equity)).

Appendix

Discounted Cash Flow Analysis - Management Base Case

EBITDA Exit Multiple Method

	Projected FYE December 31, 2003			Projected Fiscal Year Ending December 31,			
	Q2	Q3	Q4	2004	2005	2006	2007
Sales	$442.6	$458.0	$473.5	$1,985.2	$2,176.7	$2,376.0	$2,591.4
EBITDA	51.8	53.5	55.1	234.7	256.4	277.6	299.3
Less: Depreciation and Amortization	(19.0)	(19.0)	(19.0)	(88.6)	(101.8)	(115.6)	(130.0)
EBIT	32.8	34.5	36.2	146.1	154.6	162.1	169.2
Less: Taxes @ 38.0%	(12.5)	(13.1)	(13.7)	(55.5)	(58.7)	(61.6)	(64.3)
Tax-effected EBIT	20.4	21.4	22.4	90.6	95.9	100.5	104.9
Plus: Depreciation and Amortization	19.0	19.0	19.0	88.6	101.8	115.6	130.0
Less: Capital Expenditures	(23.3)	(23.3)	(23.3)	(82.2)	(85.9)	(89.8)	(94.0)
Less: Change in Working Capital	(2.0)	(3.1)	(4.2)	(12.5)	(13.1)	(13.3)	(14.2)
Less: Change in Deferred Taxes	2.8	2.8	2.8	10.5	10.4	10.4	10.3
Free Cash Flow	$16.8	$16.8	$16.7	$94.9	$109.0	$123.3	$137.1
Free Cash Flow Growth Rate					*14.8%*	*13.1%*	*11.1%*

	A	+	B			=	C		
Discount Rate	Discounted Cash Flows (2003-2007)		PV of Terminal Value as a Multiple of 2007 EBITDA 4.5x	5.5x	6.5x		Firm Value 4.5x	5.5x	6.5x
12.0%	$365.8		$786.1	$960.8	$1,135.5		$1,152.0	$1,326.7	$1,501.3
12.5%	$361.1		$769.7	$940.7	$1,111.8		$1,130.8	$1,301.8	$1,472.9
13.0%	$356.5		$753.6	$921.1	$1,088.6		$1,110.2	$1,277.6	$1,445.1
13.5%	$352.0		$738.0	$902.0	$1,066.0		$1,090.0	$1,254.0	$1,418.0
14.0%	$347.6		$722.8	$883.4	$1,044.0		$1,070.4	$1,231.0	$1,391.6

-	D	=	E			E		
Discount Rate	Net Debt		Total Equity Value 4.5x	5.5x	6.5x	Representative Share Price 4.5x	5.5x	6.5x
12.0%	$183.0		$968.9	$1,143.6	$1,318.3	$10.35	$12.22	$14.08
12.5%	$183.0		$947.8	$1,118.8	$1,289.9	$10.13	$11.95	$13.78
13.0%	$183.0		$927.1	$1,094.6	$1,262.1	$9.90	$11.69	$13.48
13.5%	$183.0		$907.0	$1,071.0	$1,235.0	$9.69	$11.44	$13.19
14.0%	$183.0		$887.3	$1,047.9	$1,208.5	$9.48	$11.20	$12.91

33

Appendix

Discounted Cash Flow Analysis - Management Base Case

Perpetuity Growth Method

	Projected FYE December 31, 2003			Projected Fiscal Year Ending December 31,			
	Q2	Q3	Q4	2004	2005	2006	2007
Sales	$442.6	$458.0	$473.5	$1,985.2	$2,176.7	$2,376.0	$2,591.4
EBITDA	51.8	53.5	55.1	234.7	256.4	277.6	299.3
Less: Depreciation and Amortization	(19.0)	(19.0)	(19.0)	(88.6)	(101.8)	(115.6)	(130.0)
EBIT	32.8	34.5	36.2	146.1	154.6	162.1	169.2
Less: Taxes @ 38.0%	(12.5)	(13.1)	(13.7)	(55.5)	(58.7)	(61.6)	(64.3)
Tax-effected EBIT	20.4	21.4	22.4	90.6	95.9	100.5	104.9
Plus: Depreciation and Amortization	19.0	19.0	19.0	88.6	101.8	115.6	130.0
Less: Capital Expenditures	(23.3)	(23.3)	(23.3)	(82.2)	(85.9)	(89.8)	(94.0)
Less: Net Increase in Working Capital	(2.0)	(3.1)	(4.2)	(12.5)	(13.1)	(13.3)	(14.2)
Less: Change in Deferred Taxes	2.8	2.8	2.8	10.5	10.4	10.4	10.3
Free Cash Flow	$16.8	$16.8	$16.7	$94.9	$109.0	$123.3	$137.1
Free Cash Flow Growth Rate					*14.8%*	*13.1%*	*11.1%*

	A	+	B			=	C		
	Discounted Cash Flows (2003-2007)		PV of Terminal Value as a Perpetual Growth of 2008 FCF				Firm Value		
Discount Rate			3.0%	3.5%	4.0%		3.0%	3.5%	4.0%
12.0%	$365.8		$733.7	$776.9	$825.5		$1,099.5	$1,142.7	$1,191.3
12.5%	$361.1		$680.6	$718.4	$760.6		$1,041.7	$1,079.5	$1,121.8
13.0%	$356.5		$633.1	$666.4	$703.4		$989.6	$1,022.9	$1,059.9
13.5%	$352.0		$590.4	$619.9	$652.6		$942.4	$971.9	$1,004.6
14.0%	$347.6		$551.9	$578.2	$607.1		$899.5	$925.8	$954.7

-	D	=	E				E		
	Net Debt		Total Equity Value				Representative Share Price		
Discount Rate			3.0%	3.5%	4.0%		3.0%	3.5%	4.0%
12.0%	$183.0		$916.5	$959.7	$1,008.2		$9.79	$10.25	$10.77
12.5%	$183.0		$858.7	$896.5	$938.7		$9.17	$9.58	$10.03
13.0%	$183.0		$806.6	$839.9	$876.9		$8.62	$8.97	$9.37
13.5%	$183.0		$759.4	$788.9	$821.5		$8.11	$8.43	$8.78
14.0%	$183.0		$716.5	$742.8	$771.7		$7.65	$7.94	$8.24

34

Appendix

Discounted Cash Flow Analysis - Blue Downside Case

EBITDA Exit Multiple Method

	Projected FYE December 31, 2003			Projected Fiscal Year Ending December 31,			
	Q2	Q3	Q4	2004	2005	2006	2007
Sales	$437.3	$449.9	$462.8	$1,617.2	$1,644.1	$1,686.5	$1,739.3
EBITDA	51.3	52.7	54.1	164.3	170.2	175.5	181.1
Less: Depreciation and Amortization	(17.9)	(17.9)	(17.9)	(76.4)	(81.4)	(86.5)	(91.7)
EBIT	33.4	34.8	36.3	88.0	88.8	89.1	89.3
Less: Taxes @ 38.0%	(12.7)	(13.2)	(13.8)	(33.4)	(33.7)	(33.9)	(34.0)
Tax-effected EBIT	20.7	21.6	22.5	54.5	55.1	55.2	55.4
Plus: Depreciation and Amortization	17.9	17.9	17.9	76.4	81.4	86.5	91.7
Less: Capital Expenditures	(16.0)	(16.0)	(16.0)	(31.9)	(32.4)	(33.3)	(34.3)
Less: Change in Working Capital	(1.7)	(2.5)	(3.4)	11.1	(1.8)	(2.6)	(3.2)
Less: Change in Deferred Taxes	2.8	2.8	2.8	10.5	10.4	10.4	10.3
Free Cash Flow	$23.7	$23.7	$23.7	$120.6	$112.7	$116.2	$119.9
Free Cash Flow Growth Rate					*(6.6%)*	*3.1%*	*3.2%*

	A	+	B		=	C	
	Discounted Cash Flows		PV of Terminal Value as a Multiple of 2007 EBITDA			Firm Value	
Discount Rate	(2003-2007)	4.5x	5.5x	6.5x	4.5x	5.5x	6.5x
12.0%	$394.5	$475.7	$581.4	$687.1	$870.2	$975.9	$1,081.6
12.5%	$389.8	$465.7	$569.2	$672.7	$855.6	$959.0	$1,062.5
13.0%	$385.3	$456.0	$557.3	$658.7	$841.3	$942.6	$1,044.0
13.5%	$380.8	$446.5	$545.8	$645.0	$827.4	$926.6	$1,025.8
14.0%	$376.4	$437.3	$534.5	$631.7	$813.8	$910.9	$1,008.1

	- D	=	E			E	
	Net Debt	Total Equity Value			Representative Share Price		
Discount Rate		4.5x	5.5x	6.5x	4.5x	5.5x	6.5x
12.0%	$178.0	$692.1	$797.9	$903.6	$7.39	$8.52	$9.65
12.5%	$178.0	$677.5	$781.0	$884.5	$7.24	$8.34	$9.45
13.0%	$178.0	$663.3	$764.6	$866.0	$7.09	$8.17	$9.25
13.5%	$178.0	$649.4	$748.6	$847.8	$6.94	$8.00	$9.06
14.0%	$178.0	$635.7	$732.9	$830.1	$6.79	$7.83	$8.87

35

Appendix

Discounted Cash Flow Analysis - Blue Downside Case

Perpetuity Growth Method

	Projected FYE December 31, 2003			Projected Fiscal Year Ending December 31,			
	Q2	Q3	Q4	2004	2005	2006	2007
Sales	$437.3	$449.9	$462.8	$1,617.2	$1,644.1	$1,686.5	$1,739.3
EBITDA	51.3	52.7	54.1	164.3	170.2	175.5	181.1
Less: Depreciation and Amortization	(17.9)	(17.9)	(17.9)	(76.4)	(81.4)	(86.5)	(91.7)
EBIT	33.4	34.8	36.3	88.0	88.8	89.1	89.3
Less: Taxes @ 38.0%	(12.7)	(13.2)	(13.8)	(33.4)	(33.7)	(33.9)	(34.0)
Tax-effected EBIT	20.7	21.6	22.5	54.5	55.1	55.2	55.4
Plus: Depreciation and Amortization	17.9	17.9	17.9	76.4	81.4	86.5	91.7
Less: Capital Expenditures	(16.0)	(16.0)	(16.0)	(31.9)	(32.4)	(33.3)	(34.3)
Less: Net Increase in Working Capital	(1.7)	(2.5)	(3.4)	11.1	(1.8)	(2.6)	(3.2)
Less: Change in Deferred Taxes	2.8	2.8	2.8	10.5	10.4	10.4	10.3
Free Cash Flow	$23.7	$23.7	$23.7	$120.6	$112.7	$116.2	$119.9
Free Cash Flow Growth Rate					*(6.6%)*	*3.1%*	*3.2%*

	A	+	B			=	C		
	Discounted Cash Flows (2003-2007)		PV of Terminal Value as a Perpetual Growth of 2008 FCF				Firm Value		
Discount Rate			3.0%	3.5%	4.0%		3.0%	3.5%	4.0%
12.0%	$394.5		$453.6	$480.3	$510.4		$848.1	$874.8	$904.8
12.5%	$389.8		$420.8	$444.2	$470.3		$810.6	$834.0	$860.1
13.0%	$385.3		$391.4	$412.0	$434.9		$776.7	$797.3	$820.2
13.5%	$380.8		$365.0	$383.3	$403.5		$745.8	$764.1	$784.3
14.0%	$376.4		$341.2	$357.5	$375.4		$717.7	$733.9	$751.8

-	D	=	E				E		
	Net Debt		Total Equity Value				Representative Share Price		
Discount Rate			3.0%	3.5%	4.0%		3.0%	3.5%	4.0%
12.0%	$178.0		$670.1	$696.8	$726.8		$7.16	$7.44	$7.76
12.5%	$178.0		$632.6	$656.0	$682.1		$6.76	$7.01	$7.29
13.0%	$178.0		$598.7	$619.3	$642.2		$6.40	$6.62	$6.86
13.5%	$178.0		$567.8	$586.1	$606.3		$6.07	$6.26	$6.48
14.0%	$178.0		$539.7	$555.9	$573.8		$5.77	$5.94	$6.13

36

Appendix

Leveraged Recapitalization—Management Base Case/Scenario 1

Transaction Value ($mm, Except Per Share)

Fully Diluted Shares Outstanding (mm) 93.6

Shares Repurchased (mm) 23.4

% Repurchased 25.0%

Current Stock Price on 03/14/03 $7.43

Purchase Price Per Share $8.54

Premium to Current Stock Price 15.0%

Total Cost of Shares Repurchased $200.0

Leverage and Coverage

PF2002 PF2003 2004

EBITDA/Interest Expense 6.3x 8.9x 8.6x

Senior Debt/EBITDA 0.7 0.5 0.3

Total Debt/EBITDA 2.2 1.8 1.4

Adjusted Debt/EBITDAR (1) 3.7 3.2 2.8

Year 4 Year 5 Year 6

% of Senior Debt Paydown 73.1% 86.5% 100.0%

% of Total Debt Paydown 31.7% 37.7% 41.7%

Transaction Sources & Uses of Funds

Financing Rate Amount ($mm) %

Revolver 4.8% $23.8 11.1%

Sources Term Loans 5.3% 100.0 46.8%

Senior Sub. 10.8% — —%

Excess Cash 1.3% 89.7 42.0%

Total Sources $213.5 100.0%

Share Repurchase $200.0

Fees & Expenses 13.5

Uses Refinanced Debt —

Total Uses $213.5

Pro Forma Impacts

2004 2005

Status Quo EPS $0.87 $0.96

Pro Forma EPS 1.03 1.12

Accretion/(Dilution) 17.8% 17.1%

Status Quo EPS Growth 14.2% 10.1%

Pro Forma EPS Growth 17.4% 9.4%

Accretion/(Dilution) 22.7% (6.7%)

(1) Assumes 8x rents.

Appendix

Leveraged Recapitalization—Management Base Case/Scenario 2

Transaction Value ($mm, Except Per Share)

Fully Diluted Shares Outstanding (mm) 93.6

Shares Repurchased (mm) 43.1

% Repurchased 46.0%

Current Stock Price on 03/14/03 $7.43

Purchase Price Per Share $9.29

Premium to Current Stock Price 25.0%

Total Cost of Shares Repurchased $400.0

Leverage and Coverage

PF2002 PF2003 2004

EBITDA/Interest Expense 3.8x 4.2x 4.8x

Senior Debt/EBITDA 1.8 1.5 1.1

Total Debt/EBITDA 3.4 2.9 2.4

Adjusted Debt/EBITDAR (1) 4.6 4.1 3.6

Year 4 Year 5 Year 6

% of Senior Debt Paydown 75.1% 90.4% 100.0%

% of Total Debt Paydown 40.4% 48.6% 53.8%

Transaction Sources & Uses of Funds

Financing Rate Amount ($mm) %

Revolver 4.8% $48.7 6.6%

Sources Term Loans 5.2% 300.0 40.6%

Senior Sub. 10.8% 300.0 40.6%

Excess Cash 1.3% 89.7 12.1%

Total Sources $738.4 100.0%

Share Repurchase $400.0

Fees & Expenses 51.0

Uses Refinanced Debt 287.4

Total Uses $738.4

Pro Forma Impacts

2004 2005

Status Quo EPS $0.87 $0.96

Pro Forma EPS 1.14 1.25

Accretion/(Dilution) 30.4% 30.1%

Status Quo EPS Growth 14.2% 10.1%

Pro Forma EPS Growth 21.0% 9.8%

Accretion/(Dilution) 47.8% (2.9%)

Appendix

Leveraged Recapitalization—Blue Downside Case/Scenario 1

Transaction Value ($mm, Except Per Share)

Fully Diluted Shares Outstanding (mm) 93.6

Shares Repurchased (mm) 23.4

% Repurchased 25.0%

Current Stock Price on 03/14/03 $7.43

Purchase Price Per Share $8.54

Premium to Current Stock Price 15.0%

Total Cost of Shares Repurchased $200.0

Leverage and Coverage

PF2002 PF2003 2004

EBITDA/Interest Expense 6.3x 8.9x 6.1x

Senior Debt/EBITDA 0.6 0.4 0.4

Total Debt/EBITDA 2.1 1.7 2.0

Adjusted Debt/EBITDAR (1) 3.7 3.2 3.7

Year 4 Year 5 Year 6

% of Senior Debt Paydown 71.9% 86.0% 100.0%

% of Total Debt Paydown 30.9% 36.9% 41.0%

Transaction Sources & Uses of Funds

Financing Rate Amount ($mm) %

Revolver 4.8% $18.8 8.8%

Sources Term Loans 5.3% 100.0 46.8%

Senior Sub. 10.8% — —%

Excess Cash 1.3% 94.7 44.4%

Total Sources $213.5 100.0%

Share Repurchase $200.0

Fees & Expenses 13.5

Uses Refinanced Debt —

Total Uses $213.5

Pro Forma Impacts

2004 2005

Status Quo EPS $0.49 $0.53

Pro Forma EPS 0.55 0.59

Accretion/(Dilution) 12.2% 10.5%

Status Quo EPS Growth (35.5%) 8.9%

Pro Forma EPS Growth (38.3%) 7.3%

Accretion/(Dilution) 7.8% (18.5%)

(1) Assumes 8x rents.

Appendix

Leveraged Recapitalization—Blue Downside Case/Scenario 2

Transaction Value ($mm, Except Per Share)

Fully Diluted Shares Outstanding (mm) 93.6

Shares Repurchased (mm) 43.1

% Repurchased 46.0%

Current Stock Price on 03/14/03 $7.43

Purchase Price Per Share $9.29

Premium to Current Stock Price 25.0%

Total Cost of Shares Repurchased $400.0

Leverage and Coverage

PF2002 PF2003 2004

EBITDA/Interest Expense 3.8x 4.2x 3.5x

Senior Debt/EBITDA 1.8 1.4 1.2

Total Debt/EBITDA 3.4 2.9 3.1

Adjusted Debt/EBITDAR (1) 4.6 4.1 4.4

Year 4 Year 5 Year 6

% of Senior Debt Paydown 74.8% 90.3% 100.0%

% of Total Debt Paydown 39.9% 48.2% 53.4%

Transaction Sources & Uses of Funds

Financing Rate Amount ($            mm) %

Revolver 4.8% $43.7 5.9%

Sources Term Loans 5.2% 300.0 40.6%

Senior Sub. 10.8% 300.0 40.6%

Excess Cash 1.3% 94.7 12.8%

Total Sources $738.4 100.0%

Share Repurchase $400.0

Fees & Expenses 51.0

Uses Refinanced Debt 287.4

Total Uses $738.4

Pro Forma Impacts

2004 2005

Status Quo EPS $0.49 $0.53

Pro Forma EPS 0.50 0.54

Accretion/(Dilution) 1.8% 1.1%

Status Quo EPS Growth (35.5%) 8.9%

Pro Forma EPS Growth (48.9%) 8.2%

Accretion/(Dilution) 37.7% (8.3%)

(1) Assumes 8x rents.